UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 2, 2026

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

8488 Rozita Lee Ave Building 3

Las Vegas, NV 89113

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2026, Eva Live Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Dune Equity Holdings LLC, a Delaware limited liability company (“Dune”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Note (as defined below).

Pursuant to the Purchase Agreement, the Company agreed to sell, and Dune agreed to purchase, a 12% secured promissory note of the Company, in the principal sum of up to $1,875,000 (the “Note”) for a purchase price of up to $1,575,000, reflecting an original issue discount of up to $300,000. On October 2, 2026, Dune funded the First Tranche of $937,500 in principal for a purchase price of $787,500 (net proceeds of $747,500 after $40,000 withheld for Dune’s legal fees), and the Company issued 75,000 shares of Common Stock  to Dune as commitment shares (the “Closing Commitment Shares”). If the closing price of the Common Stock on the date the Closing Commitment Shares are delivered to Dune’s brokerage account without restrictive legend is below $2.86, the Company must issue additional make-whole commitment shares equal to $150,000 divided by such price, less 75,000. If the Common Stock becomes a “penny stock,” any remaining commitment shares held by Dune will be cancelled and the Company must pay Dune $2.86 in cash for each such share.

In addition, Dune has the right, in its sole discretion and at any time while the Note is outstanding, to fund (i) a Second Tranche of $312,500 in principal for a purchase price of $262,500 (with $12,500 withheld for Dune’s legal fees) and (ii) a Third Tranche of $625,000 in principal for a purchase price of $525,000 (with $25,000 withheld for Dune’s legal fees). As of the date of this report, Dune has not funded the Second Tranche or the Third Tranche.

Under the Purchase Agreement, the Company is required to use the proceeds from the sale of the Note for business development and general working capital.

The Note

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note. The Note bears a one-time interest charge on the Principal Amount with respect to each Tranche at the rate of twelve percent (12%). Any principal amount or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum amount permitted by law (“Default Interest”). Each Tranche under the Note will mature twelve (12) months from the date that the portion of the Purchase Price with respect to such Tranche was funded by Dune to the Company. The Company is required to make Amortization Payments with respect to each Tranche, beginning fifteen (15) calendar days after the respective Funding Date and every thirty (30) calendar days thereafter, generally in the amount of 10% of the original total outstanding balance of such Tranche, with the remaining balance due on the Maturity Date. The Note is a secured obligation of the Company with priority over all existing and future Indebtedness of the Company, except for the Senior Secured Debt owed to Streeterville Capital, LLC which is senior to the Note.

The Note is convertible at the option of Dune into common shares of the Company at a conversion rate equal to the Conversion Amount being converted divided by the Conversion Price. The Conversion Price is equal to the Fixed Price of $2.50 per share; provided, however, that at any time on or following the earlier of (i) the date that an Event of Default occurs under the Note or (ii) the date that the Company fails to pay any Amortization Payment when due, the Conversion Price shall equal the lesser of (i) the Fixed Price or (ii) the Market Price, which is 65% of the average of the three (3) lowest traded prices of the Common Stock during the ten (10) Trading Days prior to the respective Conversion Date. The Note contains a 4.99% beneficial ownership limitation. Unless the Company obtains Shareholder Approval, the number of shares of Common Stock issuable to Dune under the transaction documents is limited to 7,994,828 shares (the “Exchange Cap”). The Company is required to reserve the greater of 4,201,701 shares of Common Stock or five times the number of shares issuable upon full conversion of the Note at the Market Price.

The Company shall have a one-time right with respect to each Tranche, exercisable on five (5) Trading Days’ prior written notice to Dune, to prepay the Prepayable Portion of such Tranche (99% of the outstanding Principal Amount and 100% of accrued and unpaid interest of such Tranche) during the 180 calendar days following the respective Funding Date, by paying Dune an amount in cash equal to 110% multiplied by the Prepayable Portion of the respective Tranche then outstanding, plus $750 for administrative fees.

The Purchase Agreement and the Note contain customary and transaction-specific covenants, including transfer agent instructions, legal counsel opinions, public information and 1934 Act reporting covenants, piggy-back registration rights, restrictions on dividends (except stock dividends), stock repurchases, the incurrence or guarantee of Indebtedness, asset sales outside the ordinary course, Variable Rate Transactions (for 18 months or until the Note is fully converted or repaid, whichever is later) and Prohibited Transactions, changes to the nature of the Company’s business, a requirement to preserve corporate existence, anti-dilution and share reserve provisions, most-favored-nations provisions, a requirement that at Dune’s election up to 50% of cash proceeds from any source be applied to repay the Note, a right of participation entitling Dune to purchase up to 50% of any subsequent placement (for 18 months or until the Note is extinguished, whichever is later), a requirement to obtain directors’ and officers’ insurance within 60 days of the Closing, and a covenant to hold a special meeting of stockholders to seek Shareholder Approval within 90 days after the date of the Purchase Agreement.

The Note provides for customary Events of Default, including, among other things, failure to pay the principal amount or interest when due, failure to pay for any Amortization Payment when due, failure to issue conversion shares upon valid conversion request, breach of any representation, warranty, covenant or other term in the Note or related transaction documents, appointment of a receiver or trustee for the Company or its property, entry of a money judgment against the Company for more than $100,000 that remains unvacated, unbounded or unstayed for twenty (20) days, commencement of bankruptcy, insolvency, or similar proceedings, failure to comply with 1934 Act reporting requirements, delisting or suspension of trading of Common Stock, failure to maintain a market capitalization of at least $30,000,000, the Common Stock becoming a “penny stock,” failure to obtain Shareholder Approval within 90 days after the Issue Date, and cross-default to other indebtedness. Upon the occurrence of an Event of Default, the Note shall become immediately due and payable, and the Company shall pay to Dune an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 150%.

The Security Agreement

In connection with the Purchase Agreement and the Note, the Company, its subsidiaries, as guarantors, and Dune entered into a security agreement dated October 2, 2026 (the “Security Agreement”). Pursuant to the Security Agreement, the Company and its subsidiaries agreed to grant a security interest in the Collateral, as defined in the Security Agreement. Such Collateral includes, among other assets, all goods, equipment, inventory, accounts, contract rights, general intangibles including intellectual property, deposit accounts, investment property (including the equity interests in the Company’s subsidiaries) and all proceeds thereof. The security interests created under the Security Agreement are junior in priority to the security interests established for the Senior Secured Debt.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, the Note, the Security Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Note issued by the Company described in Item 1.01 is and the information set forth in Item 1.01 regarding the Security Agreement and the Company’s obligations thereunder are incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the securities issued by the Company described in Item 1.01 is incorporated herein. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering, and Rule 506(b) of Regulation D promulgated thereunder. Dune represented that it is an “accredited investor” as defined in Rule 501(a)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

4.1	Secured Promissory Note, dated October 2, 2026, issued to Dune Equity Holdings LLC
10.1	Securities Purchase Agreement, dated October 2, 2026, by and between Eva Live Inc. and Dune Equity Holdings LLC
10.2	Security Agreement, dated October 2, 2026, by and among Eva Live Inc., its subsidiaries and Dune Equity Holdings LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

October 7, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO